                                 EXHIBIT 99.1: FORM OF SUBSCRIPTION CERTIFICATE.


CONTROL No. ___________                      Number of Subscription Rights _____

  VOID IF NOT RECEIVED BY THE SUBSCRIPTION AGENT BEFORE 5:00 P.M. NEW YORK CITY
                             TIME, ON ________, 2001

                                  TRICOM, S.A.
               SUBSCRIPTION RIGHTS FOR AMERICAN DEPOSITARY SHARES

Dear Shareholder:


         As the registered owner of this Subscription Certificate, you are the owner of the number of subscription rights (each a "Subscription Right") shown above. Each Subscription Right entitles you to subscribe for one American Depositary Share, each representing one share of Class A Common Stock, par value RD$10 per share ("ADS"), of Tricom, S.A. (the "Subscription Privilege"). You may subscribe for such shares at the Subscription Price of $[ ] per ADS (the "Basic Subscription Right"). If you subscribe for all of the ADSs available pursuant to the Basic Subscription Right, you are also entitled to purchase additional ADSs at the Subscription Price limited to a percentage of the unsubscribed ADSs of your pro rata ownership of our ADSs with Class B stock (subject to proration) (the "Oversubscription Privilege").


         The other terms and conditions of these Subscription Rights are set forth in the enclosed prospectus. You have been issued [ ] Subscription Rights per ADS that you held on [ ], 2001. You may not purchase fractional ADSs, but instead your number of Subscription Rights was rounded down to the nearest whole Subscription Right.


SAMPLE CALCULATION OF SUBSCRIPTION PRIVILEGE:

         ADSs owned on [                    ], 2001:                     100
         Number of Subscription Rights issued per ADS:                  [    ]
         Number of Subscription Rights required to purchase one ADS:       1

         New ADSs you may purchase:                                     [    ]
                                                                         ----

         You have four (4) choices:

         1. You can subscribe for all of the new shares listed at the top of the page (the "Basic Subscription Right").

         2. You can subscribe for more than the number of new shares listed above (the "Oversubscription Privilege"). Shares may be available to you subject to an allocation process as described in the Prospectus.

         3. You can subscribe for less than the number of new shares listed above and allow the rest of your Rights to expire.

         4. If you do not want to purchase any additional shares, you can disregard this material.

TO SUBSCRIBE, FULL PAYMENT OF THE SUBSCRIPTION PRICE IS REQUIRED FOR EACH ADS. YOU MUST COMPLETE THE REVERSE SIDE OF THIS FORM TO SUBSCRIBE FOR NEW ADSs.

ATTEST:                                   TRICOM, S.A.

By: /s/ CARL H. CARLSON BARRUOS           By: /s/ MANUEL ARTURO PELLERANO PENA
    ----------------------------------        ----------------------------------
    Treasurer of the Board of Directors,      Chairman of the Board of Directors
    Executive Vice President and Member       and Chief Executive Officer
    of the Office of the President

                              Control No.:                       _______________

                              Account No.:                       _______________

                              No. of Subscription Rights:        _______________

                  DELIVERY OPTIONS FOR SUBSCRIPTION CERTIFICATE

                           TO THE SUBSCRIPTION AGENT:


             BY MAIL                                       BY HAND

       The Bank of New York                         The Bank of New York
  Tender and Exchange Department               Tender And Exchange Department
          P.O. Box 11248                      C/o The Depository Trust Company
      Church Street Station                            55 Water Street
     New York, NY 10286-1248                       Jenrette Park Entrance
                                                  New York, New York 10041
      BY OVERNIGHT COURIER:                             BY FACSIMILE

       The Bank of New York                   (For Eligible Institutions Only)
   Tender & Exchange Department                        (973) 247-4077
       385 Rifle Camp Road                     For Confirmation of Facsimile,
West Patterson, New Jersey 074241                        Telephone:
                                                      (973) 247-4076


             Delivery to an address other than one of the addresses
                              listed above will not
                           constitute valid delivery.
            Delivery by facsimile will not constitute valid delivery.


                PLEASE PRINT ALL INFORMATION CLEARLY AND LEGIBLY.



IF YOU WISH TO SUBSCRIBE FOR YOUR FULL BASIC SUBSCRIPTION PRIVILEGE OR A PORTION
THEREOF:



I apply for ____________________ ADSs  X $[    ]      =      $__________________
                                           ----
              (no. of new ADSs)                               (amount enclosed)


IF YOU HAVE SUBSCRIBED FOR YOUR FULL BASIC SUBSCRIPTION RIGHT AND WISH TO PURCHASE ADDITIONAL SHARES PURSUANT TO THE OVERSUBSCRIPTION PRIVILEGE:


I apply for ____________________ ADSs  X $[    ]      =      $__________________
                                           ----
             (no. of new ADSs)                                (amount enclosed)

TO SUBSCRIBE: I acknowledge that I have received the prospectus for this offer and I hereby irrevocably subscribe for the number of shares indicated above on the terms and conditions specified in the prospectus. I hereby agree that if I fail to pay for the ADSs for which I have subscribed, Tricom, S.A. may exercise its legal remedies against me.

                                           _____________________________________
                                           Signature(s) of Subscriber(s)

IMPORTANT: THE SIGNATURE(S) MUST CORRESPOND IN EVERY PARTICULAR, WITHOUT ALTERATION, WITH THE NAME(S) AS PRINTED ON THE REVERSE OF THIS SUBSCRIPTION CERTIFICATE.

THE SUBSCRIPTION FORM IS BINDING UPON SUBMISSION. FAILURE TO SUBMIT SUCH FORM BY THE EXPIRATION DATE WILL RESULT IN A FORFEITURE OF THE HOLDER'S SUBSCRIPTION RIGHTS.

THIS RIGHTS OFFERING HAS BEEN QUALIFIED OR IS BELIEVED TO BE EXEMPT FROM QUALIFICATION ONLY UNDER THE FEDERAL LAWS OF THE UNTIED STATES AND THE LAWS OF EACH OF THE STATES IN THE UNITED STATES. RESIDENTS OF OTHER JURISDICTIONS MAY NOT PURCHASE THE SHARES OR ADSS OFFERED HEREBY UNLESS THEY CERTIFY THAT THEIR PURCHASES OF SUCH ADSS ARE EFFECTED IN ACCORDANCE WITH THE APPLICABLE LAWS OF SUCH JURISDICTIONS.


                    SPECIAL ISSUANCE OR DELIVERY INSTRUCTIONS
                        FOR SUBSCRIPTION RIGHTS HOLDERS:

(a) To be completed ONLY if the certificate representing the ADSs is to be issued in a name other than that of the registered holder. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

ISSUE ADSs TO:

---------------------------                   -------------------------------
   (Please Print Name)                                 (Street Address)

---------------------------                   --------------------------------
(Social Security # or Tax ID #)                  (City,  State    Zip Code)

(b) To be completed ONLY if the certificate representing the ADSs is to be sent to an address other than that shown above. (See the Instructions.) DO NOT FORGET TO COMPLETE THE GUARANTEE OF SIGNATURE(S) SECTION BELOW.

--------------------------                    --------------------------------
   (Please Print Name)                                 (Street Address)

--------------------------                    --------------------------------
(Social Security # or Tax ID #)                  (City,  State    Zip Code)

                                 ACKNOWLEDGEMENT

         THE SUBSCRIPTION ORDER FORM IS NOT VALID UNLESS YOU SIGN BELOW

         I/We acknowledge receipt of the prospectus and understand that after delivery to Tricom, S.A., I/we may not modify or revoke this Subscription Certificate. Under penalties of perjury, I/we certify that the information contained herein, including the social security number or taxpayer identification number given above, is correct. If the Special Issuance or Delivery Instructions for Subscription Rights Holders are completed, I/we certify that although the certificate representing the ADSs is to be issued in a name other than the registered holder, beneficial ownership of the ADSs will not change.


         The signature below must correspond with the name of the registered holder exactly as it appears on the books of the Company's transfer agent without any alteration or change whatsoever.

SIGN HERE: _________________________________      ______________________________
                        Signature(s) Of Registered Holder
DATED: __________________, 2001

            If signature is by trustee(s), executor(s), administrator(s), guardian(s), attorney(s)-in-fact, agent(s), officer(s) of a corporation or another acting in a fiduciary or representative capacity, please provide the following information (please print). See the instructions.

Name(s):_______________________________      Daytime Phone:_____________________

Capacity (Full Title):_________________      Evening Phone:_____________________

Address:_______________________________      Taxpayer Identification
            (including zip code)              or Social Security Number:________

                            GUARANTEE OF SIGNATURE(S)


         All Subscription Rights Holders who specify special issuance or delivery instructions must have their signatures guaranteed by an Eligible Institution. An "Eligible Institution" for this purpose is a bank, stockbroker, savings and loan association and credit union with membership in an approved signature guaranteed medallion program, pursuant to Rule 17Ad-l5 of the Securities Exchange Act of 1934, as amended.

Authorized Signature:__________________    Name of Firm:________________________

Name:__________________________________    Address:_____________________________

Title:_________________________________    Area Code and Telephone No.:_________


YOU MUST HAVE YOUR SIGNATURE GUARANTEED IF YOU WISH TO HAVE YOUR SHARES DELIVERED TO AN ADDRESS OTHER YOUR OWN OR TO A SHAREHOLDER OTHER THAN THE REGISTERED HOLDER.

Your signature must be guaranteed by an Eligible Guarantor Institution, as defined in Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended. These generally include (a) a commercial bank or trust company, (b) a member firm of a domestic stock exchange, or (c) a credit union.

                                            Signature Guaranteed:


                                            By:_________________________________
                                                   (Signature of Officer)

                                            ____________________________________
                                                   (Name of Bank or Firm)

FULL PAYMENT FOR THE ADSs MUST ACCOMPANY THIS FORM AND MUST BE MADE IN UNITED STATES DOLLARS BY PERSONAL CHECK, CERTIFIED OR CASHIER'S CHECK OR BANK DRAFT DRAWN UPON A UNITED STATES BANK OR A UNITED STATES POSTAL MONEY ORDER PAYABLE TO THE BANK OF NEW YORK, AS SUBSCRIPTION AGENT.

STOCK CERTIFICATES FOR THE ADSs SUBSCRIBED TO PURSUANT TO THE RIGHTS OFFERING WILL BE DELIVERED AS SOON AS PRACTICABLE AFTER THE EXPIRATION DATE. ANY REFUND IN CONNECTION WITH YOUR SUBSCRIPTION WILL BE DELIVERED AS SOON AS PRACTICABLE THEREAFTER.

FOR INSTRUCTIONS ON THE USE OF TRICOM, S.A. SUBSCRIPTION CERTIFICATES
CONSULT [       ], [                ] OF TRICOM, S.A. [(   )    -    ], OR YOUR
         ------     ----------------                    ---  --- ----
BANK OR BROKER WITH QUESTIONS